SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005

ARQULE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21429	04-3221586

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way
Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. – Other Events

Item 8.01. Other Events

     On December 23, 2003 the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-11181) (the “Registration Statement”) of ArQule, Inc. (the “Company”), which permits the Company to issue up to an aggregate of $50,000,000 of common stock. The prospectus dated December 23, 2003 included in the Registration Statement (the “Prospectus”).

     On January 25, 2005 the Company issued a press release announcing that it had entered into an agreement to sell on an agency basis up to 5,788,095 shares of the Company’s common stock at a price of $5.25 per share (the “Shares”). J.P. Morgan Securities Inc. is acting as placement agent in connection with the offering of the Shares. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

     The Company filed with the Commission on January 25, 2005 the Prospectus, together with a supplement to the Prospectus, dated January 24, 2005 (the “Prospectus Supplement”) relating to the issuance and sale of the Shares. In connection with the filing of the Prospectus and Prospectus Supplement with the Commission and the offering of the Shares, the Company is filing the Placement Agent Agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 99.2. The Company is also filing the form of Subscription Agreement and the Escrow Agreement as Exhibits 99.3 and 99.4 respectively.

Section 9. – Financial Statements and Exhibits

Item 9.01(c) Exhibits

99.1	Press Release dated January 25, 2005

99.2	Placement Agent Agreement dated January 24, 2005, by and among ArQule, Inc. and J.P. Morgan Securities Inc.

99.3	Form of Subscription Agreement

99.4	Escrow Agreement dated January 24, 2005, by and among JPMorgan Chase Bank, N.A., ArQule Inc., and J.P. Morgan Securities Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC. (Registrant)
/s/ J. David Jacobs J. David Jacobs Vice President, Legal & General Counsel

Date: January 25, 2005